Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 of the Commercial & Savings Bank 401(k) Plan of our report dated June 26, 2017, relating to our audit of the financial statements of the Commercial & Savings Bank 401(k) Plan, which appears in this Form 11-K of The Commercial & Savings Bank 401(k) Plan for the year ended December 31, 2016.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 26, 2017